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                                                                    EXHIBIT 21.2
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         The following list of subsidiaries of 3333 Holding Corporation, wholly-owned unless otherwise stated, includes all of the significant subsidiaries of 3333 Holding Corporation as of May 1, 1996:


                              NEVADA CORPORATIONS:

CDC MF1, LLC
3333 Development Corporation


                                 PARTNERSHIPS:


Arbors of Wolf Pen Creek Partners
Centex Development Company, L.P.





         All of the Company's subsidiaries are included in the Consolidated Financial Statements of the Company incorporated by reference into this Form 10-K from the Centex 1996 Annual Report to Stockholders.

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